Exhibit 10.7(b)

AMENDMENT NO. 2 TO THE

SUPPLEMENTARY PENSION PLAN OF

AIR PRODUCTS AND CHEMICALS, INC.

WHEREAS, Air Products and Chemicals, Inc. (the “Company”) is the Plan Sponsor of the Supplementary Pension Plan of Air Products and Chemicals, Inc. (the “Plan”); and

WHEREAS, pursuant to Plan Section 6.1, the Company may amend the Plan at anytime; and

WHEREAS, the Company desires to amend to the Plan in connection with the spin-off of Versum Materials, Inc. from Air Products and Chemicals, Inc.; and

WHEREAS, the Company desires to amend the Plan to clarify eligibility for Plan benefits for employees who were participants in the Plan but were demoted to a position that is not eligible to participate in the Plan.

NOW THEREFORE, the Plan is hereby amended effective September 30, 2016 as follows:

1.	A new Article 3B shall be added to the end of Article 3 to read as follows:

“Article 3B Versum Materials, Inc.

Effective October 1, 2016, Versum Materials, Inc. shall become a Participating Employer in the Plan. For purposes of Plan benefits, Employees who were employed by Versum Materials, US LLC on September 30, 2016 and who in connection with the spin-off of Versum Materials, Inc. from the Company had a separation from service from the Company for purposes of the Salaried Pension Plan shall not have a Separation from Services for purposes of the Plan (hereinafter “Versum Employee”). Such Versum Employee’s benefit shall be calculated in accordance with Section 3.2. For purposes of calculating the benefit in accordance with Section 3.2, the Employee Compensation as set forth in Section 3.3 shall be the Employee’s Average Compensation while employed at the Company and shall not include Compensation of the Versum Employee earned after October 1, 2016. For purposes of Section 3.5 Payment of Benefits, such Benefits payable under the Plan shall be paid upon the Versum Employee’s Separation from Service with Versum Materials, Inc. With respect to such Versum Employee who has elected an annuity form of benefit and who has attained age 55 prior to October 1, 2016, such Versum Employee’s annuity shall be calculated as though the Versum Employee’s Separation from Service occurred on October 1, 2016 and shall not become payable until the Versum Employee’s Separation from Service with Versum Materials, Inc. Upon Separation from Service with Versum Materials, Inc., such Versum Employee will receive a lump sum payment equal to all annuity payments that would have been made under the Plan had the Separation from Service occurred on October 1, 2016. With respect to a Versum Employee who elected an annuity and who was under age 55 on October 1, 2016, upon such Versum Employee’s Separation from Service with Versum such Versum Employee will receive a lump sum payment equal to all annuity payments that would have been made under the Plan commencing on the first of the month following the date the Versum Employee attained age 55.”

2.	Article II the definition of “Employee” shall be amended to read as follows:

“Employee shall mean any person who is employed by an Employer on a regular salaried basis on or after the Effective Date of the Plan applicable to such Employer, who participates or participated in the Salaried Pension Plan as on “Employee” as defined therein, and who before August 1, 2014 was classified as an Executive Officer for purposes of the U.S. Securities Laws or was in the salary grade 118 or above or the equivalent grade in any future grade structure of the Company. An Employee who on August 1, 2014 was classified as an Executive Officer for purposes of the U.S. Securities Laws or was in the salary grade 118 or above or the equivalent grade in any future grade structure of the Company and is later demoted to a salary grade 118 or below or the equivalent grade in any future grade structure of the Company shall cease being eligible to participate in the Plan, and in the event such Employee is later promoted to a salary grade 118 or above, shall continue to be ineligible to participate in the Plan. An Employee who terminates employment after August 1, 2014 and who is later rehired by the Company shall not be eligible to participate in the Plan upon his rehire.”

3.	In all other respects the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the Company has caused its Vice President- Human Resources to execute this First Amendment to the Plan on this    day of                 2016.

AIR PRODUCTS AND CHEMICALS, INC.

By:	/s/ Jennifer L. Grant
Jennifer L. Grant
Vice President, Chief Human Resources Officer